UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 22, 2023 (May 17, 2023)

BLUE STAR FOODS CORP.

(Exact name of registrant as specified in charter)

Delaware	001-40991	82-4270040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 NW 109th Avenue Miami, Florida	33172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(305) 836-6858

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BSFC	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 17, 2023, Blue Star Foods Corp. (the “Company”) received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company has not regained compliance with the minimum bid price requirement in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) for continued listing on The Nasdaq Capital Market and is not eligible for a second 180 day period to regain compliance with the Minimum Bid Price Requirement. Accordingly, unless the Company timely requests an appeal of this determination before the Nasdaq Hearings Panel (the “Panel”), the Company’s securities will be scheduled for delisting from The Nasdaq Capital Market and will be suspending at the opening of business on May 26, 2023.

On May 22, 2023, the Company requested a hearing before the Panel, at which hearing the Company will provide its plan to regain compliance with the Minimum Bid Price Requirement. The Company’s request for a hearing will stay any suspension or delisting action by Nasdaq pending the Panel’s final decision.

On May 10, 2023, the Company held a special meeting of stockholders at which the Company’s stockholders approved the adoption and approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the shares of the Company’s common stock at a specific ratio, ranging from one-for-two (1:2) to one-for-fifty (1:50), with the exact ratio to be determined by the Company’s board of directors without further approval or authorization of the Company’s stockholders, in order to regain compliance with the Minimum Bid Price Requirement.

As previously disclosed, the Staff’s determination follows the receipt by the Company of a deficiency notice from the Staff on November 17, 2022, indicating that based upon the closing bid price of the Company’s common stock for the prior 30 consecutive business days, the Company was not in compliance with the Minimum Bid Price Requirement. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided a grace period of 180 days, or until May 16, 2023, to regain compliance with the Minimum Bid Price Requirement. However, as disclosed above, the Company did not regain compliance with the Minimum Bid Price Requirement by May 16, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 22, 2023

BLUE STAR FOODS CORP.

By:	/s/ John Keeler
John Keeler
Executive Chairman and Chief Executive Officer